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                                                               EXHIBIT 10.11(c)


                                AMENDMENT NO. 2
                                     TO THE
                         JEFFERSON SMURFIT CORPORATION
                             1992 STOCK OPTION PLAN
                      (formerly the SIBV/MS Holdings, Inc.
                             1992 Stock Option Plan)


     The Jefferson Smurfit Corporation 1992 Stock Option Plan, as amended (the "Plan"), is hereby further amended, effective as of October 6, 1994, as set forth below.

     1. Section 2 of the Plan is amended by adding  thereto a new subsection (q)
to  read  as  follows  and  by  renumbering   subsequent   subsections   thereof
accordingly:

          (q) `Early Retirement' shall mean the termination of employment of an Optionee for any reason other than for Cause on or after the earlier of (i) the attainment of age fifty-five (55) with five years of service with the Company and (ii) twenty-five years of service with the Company.

     2. Section 6(h) of the Plan shall be amended by restating subsection (2) thereof to read as follows:


               (2) Death, Disability, Early Retirement or Retirement of Options. If an Optionee shall die while employed by the Company, a Subsidiary or an affiliate of the Company, or if an Optionee shall die within ninety (90) days after the date of termination of such Optionee's employment other than as a result of his termination for Cause, or if an Optionee's employment shall terminate by reason of Disability, Early Retirement or Retirement, all


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          Options  theretofore  granted to such  Optionee  may,  unless  earlier terminated in accordance with their terms, be exercised (to the extent otherwise vested upon termination of employment in accordance with provisions Section 6(c) hereof) by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death of Disability of the Optionee, at any time within five (5) years after the later to occur of (A) the date of death, Disability, Early Retirement or Retirement of the Optionee or (B) a Trigger Date. In the event that an Option granted hereunder be exercised by the legal representatives of a deceased or former Optionee, written notice of such exercise shall be accompanied by a certified copy of letters
          testamentary  or  equivalent   proof  of  the  right  of  such  legal,
          representative to exercise such Option.

     Except as set forth above, the Plan is hereby ratified and affirmed in all respects.



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